UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2015

EMPIRE GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0 - 50045	33-0823179
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices and Zip Code)

(647) 229-0136

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Empire Global Corp. (the "Company"), held on August 7, 2015, the Company's stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company's Proxy Statement. The record date for this meeting was June 30, 2015.

1. To fix the number of members on the Company's board of directors at six (6) persons.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,015,837	0	0	0

2. To elect the following three (3) members of the Board of Directors until the next annual meeting of stockholders, or until their successors are elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Michele Ciavarella	19,015,837	0	0	0
Alessandro Marcelli	19,015,837	0	0	0
Beniamino Gianfelici	19,015,837	0	0	0

3. To ratify the selection of Paritz and Company, PA, as independent auditors and provide authorization of the Company's board of directors to fix the compensation for Paritz and Company, PA.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,015,837	0	0	0

No other matters were submitted for stockholder action

Item 7.01. Regulation FD Disclosure

The slides information presented at the Annual Meeting of Shareholders on August 7, 2015 are furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Slides presented at the Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 11, 2015.	EMPIRE GLOBAL CORP.

Per: /s/ MICHELE CIAVARELLA, B.SC
MICHELE CIAVARELLA
Chairman of the Board
Chief Executive Officer
and Chief Financial Officer